Exhibit 99.1

Press Release
www.shire.com

First quarter 2014 results date notification – May 1, 2014

Dublin, Ireland – April 17, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG), will announce first quarter 2014 earnings on Thursday May 1, 2013.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Flemming Ornskov, Chief Executive Officer and James Bowling, Interim Chief Financial Officer will host the investor and analyst conference call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	08082370030 or 02031394830
US dial in:	1866 928 7517 or 1 718 873 9077
International Access Numbers:	http://wpc.1726.planetstream.net/001726/FEL_Events_International_Access_List.pdf
Password/Conf ID:	22580956#
Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (ssalah@shire.com)	+44 1256 894 160

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX